EXHIBIT 4.1
SUPPLEMENTAL INDENTURE NO. 2
     THIS SUPPLEMENTAL INDENTURE NO. 2, dated as of July 31, 2007 (this “Supplemental Indenture No. 2”), between DEAN FOODS COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), EACH OF THE GUARANTORS PARTY HERETO and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).
RECITALS:
     WHEREAS, the Company, the Guarantors and the Trustee are parties to an Indenture, dated as of May 15, 2006 (the “Base Indenture”), as supplemented by Supplemental Indenture No. 1, dated as of May 17, 2006, between the Company, the Guarantors and the Trustee (“Supplemental Indenture No. 1” and together with the Base Indenture, the “Indenture”), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance;
     WHEREAS, the following direct and indirect subsidiaries of the Company have become guarantors under the Senior Credit Agreement: SOUTHERN FOODS GROUP, LLC, a Delaware limited liability company, DAN MORTON, LLC, a Delaware limited liability company, DEAN SERVICES, LLC, a Delaware limited liability company, FRIENDSHIP DAIRIES, LLC, a Delaware limited liability company, HORIZON ORGANIC DAIRY, LLC, a Delaware limited liability company, and SAMPSON VENTURES, LLC, a Delaware limited liability company (collectively, the “Additional Subsidiaries”);
     WHEREAS, in connection herewith, each of the Additional Subsidiaries have executed and delivered a Subsidiary Guarantee pursuant to Section 13.03 of the Indenture;
     WHEREAS, Section 9.01 of the Indenture contemplates the execution of supplemental indentures without the consent of the Holders of the Securities for the purposes stated herein;
     WHEREAS, the Company and the Guarantors desire and have requested the Trustee to join in the execution and delivery of this Supplemental Indenture as permitted by Section 9.01 of the Indenture to allow any Guarantor to execute a supplemental indenture in respect of a Subsidiary Guarantee;
     WHEREAS, all conditions and requirements of the Indenture necessary to make this Supplemental Indenture No. 2 a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.
     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I
ADDITIONAL SUBSIDIARY GUARANTEES
     Section 1.01 Additional Subsidiary Guarantees. Subject to the provisions of Article Thirteen of the Indenture, which provisions are incorporated herein by reference, each of the Additional Subsidiaries hereby agrees, jointly and severally, to unconditionally guarantee, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture or this Supplemental Indenture No. 2, the Securities or the obligations of the Company hereunder or thereunder, that: (a) the principal of, and interest, if any, on, the Securities will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption, purchase or otherwise, and (b) all other obligations of the Company to the Holders or the Trustee under the Indenture, and the Securities will be fully and punctually performed within the grace period set forth in Section 6.01(c) of the Indenture, if applicable, all in accordance with the terms of Article Thirteen of the Indenture.
ARTICLE II
MISCELLANEOUS
     Section 2.01 Integral Part; Effect of Supplement on Indenture. This Supplemental Indenture No. 2 constitutes an integral part of the Indenture. Except for the amendments and supplements made by this Supplemental Indenture No. 2, the Indenture shall remain in full force and effect as executed.
     Section 2.02 General Definitions. For purposes of this Supplemental Indenture No. 2:
     (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture:
     (2) All references to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 2; and
     (3) The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture No. 2.
     Section 2.03 Adoption, Ratification and Confirmation. The Indenture, as supplemented by this Supplemental Indenture No. 2, is in all respects hereby adopted, ratified and confirmed.
     Section 2.04 Trustee Not Responsible for Recitals. The recitals in this Supplemental Indenture No. 2 are made by the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness of such recitals. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 2.
     Section 2.05 Counterparts. This Supplemental Indenture No. 2 may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original and all of which shall constitute but one and the same instrument.

     Section 2.06 Governing Law. This Supplemental Indenture No. 2 shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into, in each case, performed in said state.
IN WITNESS WHEREOF, the Company, the Guarantors and the Trustee have executed this Supplemental Indenture No. 2 as of the date first above written.

DEAN FOODS COMPANY

By:	/s/ Timothy Smith Name: Timothy A. Smith
Title: Vice President and Treasurer

31 LOGISTICS, LLC
ALTA-DENA CERTIFIED DAIRY, LLC
BARBER ICE CREAM, LLC
BARBER MILK, LLC
BERKELEY FARMS, LLC
BROUGHTON FOODS, LLC
COUNTRY DELITE FARMS, LLC
COUNTRY FRESH, LLC
CREAMLAND DAIRIES, LLC
DAIRY FRESH, LLC
DAN MORTON, LLC
DEAN DAIRY HOLDINGS, LLC
DEAN DAIRY PRODUCTS COMPANY, LLC
DEAN EAST, LLC
DEAN EAST II, LLC
DEAN FOODS COMPANY OF CALIFORNIA, LLC
DEAN FOODS COMPANY OF INDIANA, LLC
DEAN FOODS NORTH CENTRAL, LLC
DEAN MILK COMPANY, LLC
DEAN SERVICES, LLC
DEAN SoCAL, LLC
DEAN WEST, LLC
DEAN WEST II, LLC
DIPS GP II, LLC

By:	/s/ Timothy Smith Timothy A. Smith
Vice President and Treasurer

FAIRMONT DAIRY, LLC
FRIENDSHIP DAIRIES, LLC
GANDY’S DAIRIES, LLC
GARELICK FARMS, LLC
HORIZON ORGANIC DAIRY, LLC
KOHLER MIX SPECIALTIES OF MINNESOTA, LLC
KOHLER MIX SPECIALTIES, LLC
LAND-O-SUN DAIRIES, LLC
LOUIS TRAUTH DAIRY, LLC
MAYFIELD DAIRY FARMS, LLC
McARTHUR DAIRY, LLC
MELODY FARMS, L.L.C.
MODEL DAIRY, LLC
MORNINGSTAR FOODS, LLC
NEW ENGLAND DAIRIES, LLC
PET O’FALLON, LLC
PURITY DAIRIES, LLC
REITER DAIRY, LLC
ROBINSON DAIRY, LLC
SAMPSON VENTURES, LLC
SCHENKEL’S ALL-STAR DAIRY, LLC
SCHENKEL’S ALL-STAR DELIVERY, LLC
SFG MANAGEMENT LIMITED LIABILITY COMPANY
SHENANDOAH’S PRIDE, LLC
SOUTHERN FOODS GROUP, LLC
SUIZA DAIRY GROUP, LLC
SULPHUR SPRINGS CULTURED SPECIALTIES, LLC
SWISS II, LLC
SWISS PREMIUM DAIRY, LLC
TERRACE DAIRY, LLC
T.G. LEE FOODS, LLC
VERIFINE DAIRY PRODUCTS OF SHEBOYGAN, LLC

By:	/s/ Timothy Smith
Timothy A. Smith
Vice President and Treasurer

DEAN ILLINOIS DAIRIES, LLC MIDWEST ICE CREAM COMPANY, LLC
By:	/s/ Timothy Smith
Timothy A. Smith
Vice President

DEAN HOLDING COMPANY
DEAN LEGACY BRANDS, INC.
DEAN MANAGEMENT CORPORATION
DEAN TRANSPORTATION, INC.
DIPS GP, INC.
HORIZON ORGANIC INTERNATIONAL, INC.
LIBERTY DAIRY COMPANY
MARATHON DAIRY INVESTMENT CORP.
MEADOW BROOK DAIRY COMPANY
TUSCAN/LEHIGH DAIRIES, INC.
WHITEWAVE FOODS COMPANY
WHITEWAVE SERVICES, INC.

By:	/s/ Timothy Smith
Timothy A. Smith
Vice President and Treasurer

DEAN INTELLECTUAL PROPERTY
SERVICES II, L.P.

BY: DIPS GP II, LLC, its General Partner

By:	/s/ Timothy Smith Timothy A. Smith
Vice President and Treasurer

DEAN INTELLECTUAL PROPERTY
SERVICES, L.P.

BY: DIPS GP, INC., its General Partner

By:	/s/ Timothy Smith Timothy A. Smith
Vice President and Treasurer

DIPS LIMITED PARTNER II
DIPS LIMITED PARTNER
SOUTHERN FOODS HOLDINGS

BY: CSC TRUST COMPANY OF DELAWARE, as Trustee

By:	/s/ CSC Trust Company of Delaware

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Bank of New York